EXHIBIT 99.1

Oil States Files Form 10 Registration Statement in Connection With Planned Spin-Off of Accommodations Business

HOUSTON, Dec. 12, 2013 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) today announced that its subsidiary, OIS Accommodations SpinCo Inc., has filed a Registration Statement on Form 10 (Form 10) with the U.S. Securities and Exchange Commission (SEC) in connection with Oil States' previously announced plan to effect a spin-off of its Accommodations business.

"The filing of the Form 10 is an important step in the separation of the Accommodations business which will establish the Accommodations business as a separately traded public entity with appropriate resources and management to serve its distinct customer base," said Cindy B. Taylor, Oil States' President and Chief Executive Officer. "As independent companies, Oil States and the new Accommodations company will have the ability to leverage their unique strengths with a focused marketplace strategy. We are confident that both companies will continue to capitalize on industry trends and deliver significant value to shareholders."

The Form 10 contains important information about the Accommodations business, including standalone financial information and a discussion of the company's operating and growth strategies. Oil States expects that subsequent amendments to the Form 10 will be filed prior to completion of the spin-off. A copy of the Form 10 is available at http://www.ir.oilstatesintl.com under "Quick Resources".

Under the plan announced in July 2013, Oil States plans to execute a tax-free spin-off of the Accommodations business to Oil States shareholders. The offshore products and well site services businesses will continue to operate under the "Oil States International" name and continue to trade on the New York Stock Exchange (NYSE) under the symbol "OIS." Oil States shareholders will own shares in both corporations following the completion of the transaction. The Accommodations business intends to have its common stock separately listed on the NYSE under a name yet to be determined.

The completion of the spin-off will be subject to market conditions, the receipt of an affirmative IRS ruling and an independent tax opinion, completion of a review by the SEC of the Form 10 filed by the Accommodations business, the execution of separation and intercompany agreements and final approval of the Oil States board of directors. The spin-off will not be subject to a shareholder vote.

About Oil States International

Oil States International, Inc. is a diversified oilfield services company and is a leading integrated provider of remote site accommodations with prominent market positions in the Canadian oil sands and the Australian mining regions. Oil States is also a leading manufacturer of products for deepwater production facilities and subsea pipelines as well as a provider of completion services and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol OIS.

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, risks associated with the execution of the proposed spin-off, including that the spin-off is subject to market conditions, the receipt of an affirmative IRS ruling, completion of a review by the SEC of the Form 10 being filed by the Accommodations business, the execution of separation and intercompany agreements and final board approval of the Oil States board of directors, risks associated with the operation of the two companies as stand-alone entities following the proposed spin-off transaction, and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2012 filed by Oil States with the SEC on February 20, 2013 and the "Risk Factors" section of the Form 10-Q for the three months ended September 30, 2013 filed by Oil States with the SEC on November 1, 2013.

CONTACT: Bradley Dodson
         Oil States International, Inc.
         713-652-0582